UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2016, Allscripts Healthcare Solutions, Inc. (the “Company”) announced that Melinda D. Whittington has been appointed as Senior Vice President, Finance.  Additionally, Ms. Whittington has been appointed as Chief Financial Officer of the Company, as well as its principal financial and principal accounting officer, each on the later of February 29, 2016 or the first business day after the filing of the Company’s Annual Report on Form 10-K.

Ms. Whittington, age 48, previously served as Senior Vice President of The Kraft Heinz Company, a food and beverage company, from July 2015 to October 2015; Senior Vice President and Corporate Controller and principal accounting officer of Kraft Foods Group, Inc., a food and beverage company, from February 2015 to June 2015; and Vice President and Corporate Controller and principal accounting officer of Kraft Foods Group, Inc. from January 2014 to January 2015. Prior to joining Kraft, Ms. Whittington served as Finance Director, Global Home Products, of The Procter & Gamble Company, a consumer packaged goods company, from July 2013 to January 2014.  Ms. Whittington joined Procter & Gamble in 1993 and served in a variety of finance leadership roles, including Finance Director, North America Home Care and Global Surface Care Brand Franchise, from 2010 until 2013.

In connection with Ms. Whittington’s appointment, the Company entered into an employment agreement with Ms. Whittington that provides for an annual salary of $450,000.  Her target performance bonus opportunity will be 75% of her base salary and she will be eligible to participate in the equity-based compensation plans of the Company.  Ms. Whittington will receive a new-hire equity grant of restricted stock units with an aggregate grant-date value of $1,000,000, which is subject to a three-year vesting schedule, with one-third of the grant vesting on each of the first three anniversaries of the grant date.  She will also receive a new-hire grant of restricted stock units with an aggregate grant-date value of $1,000,000, which shall vest at the end of a single three-year measurement period based on the Company’s relative total shareholder return versus a peer group.  Ms. Whittington has severance protection consistent with the arrangements for other members of the executive officer group.  If Ms. Whittington’s employment is terminated without cause or she resigns due to constructive discharge she will receive cash severance equal to her salary and target bonus, her COBRA premium will be subsidized for one year, and she will receive vesting credit on her outstanding equity awards of one year plus the time worked in the current vesting period (subject to the satisfaction of any performance condition).  If the termination is in connection with a change in control of the Company, the severance payment is increased to two-times salary and target bonus and full vesting of equity awards is provided.  The employment agreement contains comprehensive restrictive covenants, including non-compete, non-solicit, no-hire, non-interference with business relationships, non-disparagement, non-disclosure and intellectual property restrictions.

The foregoing summary of Ms. Whittington’s employment agreement is qualified in its entirety by the terms and conditions of the Employment Agreement, between the Company and Ms. Whittington, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Ms. Whittington and any director or executive officer of the Company, and Ms. Whittington has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Whittington’s appointment to Chief Financial Officer of the Company, as well as its principal financial and principal accounting officer, Richard J. Poulton, who had been serving as President and Chief Financial Officer of the Company, as well as its principal financial and principal accounting officer, will no longer serve as Chief Financial Officer, principal financial officer and principal accounting officer, each effective the first business day following the filing of the Company’s Annual Report on Form 10-K.

Item 7.01.Regulation FD Disclosure

On February 2, 2016, the Company issued a press release announcing Ms. Whittington’s appointment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 29, 2016, and effective as of February 1, 2016, between Allscripts Healthcare Solutions, Inc. and Melinda D. Whittington
99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated February 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: February 2, 2016
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 29, 2016, and effective as of February 1, 2016, between Allscripts Healthcare Solutions, Inc. and Melinda D. Whittington
99.1	Press Release by Allscripts Healthcare Solutions, Inc. dated February 2, 2016

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